Exhibit 10.10

BANK OF COMMERCE HOLDINGS
STOCK GRANT AGREEMENT

THIS STOCK GRANT AGREEMENT (“Agreement”) is entered into by and between Bank of Commerce Holdings (“Company”) and [INSERT] (“Grantee”).

1.	Basic Terms of Award

Number of Shares of
Stock Subject to the Award:	[INSERT]

Per-Share Value of Stock on
Date of Award:	[INSERT]

Fair Market Value on Date of
Award of Shares of Stock:	[INSERT]

Amount Required to be Paid
for Shares of Stock:	$0.00

Date of Award:	[INSERT]

2.	Company hereby awards to Grantee the number of shares of Stock described above (“Award”).

3.

The Award is made under the Company’s 2010 Equity Incentive Plan (the “Plan”), a copy of which has been provided to Grantee. The terms and conditions of the Plan are hereby incorporated into this Agreement by this reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the former shall govern. Capitalized terms used in this Agreement that are not defined herein shall have the meaning given to such terms in the Plan.

4.	Grantee shall have all of the rights of a shareholder with respect to shares of Stock subject to this Award.

5.

Shares of Stock subject to this Award shall not be issued, unless the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, all securities laws, rules and regulations, and the requirements of any stock exchange upon which the Stock may then be listed. Issuance of shares of Stock is further subject to the approval of counsel for Company with respect to such compliance.

6.

Company, in its sole discretion, may take any actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the issuance of Stock subject to this Award, including, but not limited to, (i) withholding, or causing to be withheld, from any form of compensation or other amount due Grantee any amount required to be withheld under applicable tax laws, or (ii) requiring Grantee to make arrangements satisfactory to Company (including, without limitation, paying amounts or surrendering shares of Stock) to satisfy any tax obligations, as a condition to recognizing any rights of Grantee under the Award.

7.	Miscellaneous.

a.

Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements, and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

b.

All pronouns shall be deemed to include the masculine, feminine, neuter, singular or plural forms thereof, as the context may require. All references to “paragraph” shall be deemed to refer to paragraphs of this Agreement, unless otherwise specifically stated.

c.

All notices and other writings of any kind that a party to this Agreement may or is required to give hereunder to any other party hereto shall be in writing and may be delivered by personal service or overnight courier, facsimile, or registered or certified mail, return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed (i) if to Company, to its home office, marked to the attention of the corporate secretary of Company; or (ii) if to Grantee, to his address set forth on the signature page hereof. Any notice or other writings so delivered shall be deemed given (i) if by mail, on the second (2nd) business day after mailing, and (ii) if by other means, on the date of actual receipt by the party to whom it is addressed. Any party hereto may from time to time by notice in writing served upon the other as provided herein, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered.

d.

Attorneys’ Fees. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorneys' fees incurred by the successful party (including, without limitation, costs, expenses and fees on any appeal).

e.

Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

f.

Choice of Law. It is the intention of the parties that the internal laws of the State of California (irrespective of any choice of law principles) shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

g.

Successors in Interest. This Agreement and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

COMPANY	BANK OF COMMERCE HOLDINGS
a California corporation

By
Print name: Randall S. Eslick
Title: President & CEO

GRANTEE	By
	Address:	[INSERT]
[INSERT]

	Social Security No.	[INSERT]

ACKNOWLEDGEMENT

Grantee hereby acknowledges that he/SHE has received a copy of the Plan.

[INSERT]

CONSENT OF SPOUSE AND CERTIFICATION OF MARITAL STATUS

CONSENT OF SPOUSE

This Consent of Spouse relates to an award by Bank of Commerce Holdings (the “Company”) of shares of Stock to [INSERT] under the Company’s 2010 Equity Incentive Plan and a related Stock Grant Agreement. The foregoing plan and agreement are sometimes referred to herein as the “Documents.” By his/her signature below, the undersigned acknowledges that he/she:

1	is the spouse of the grantee of such shares;

2.	has read the Documents and is familiar with the terms and conditions of the same; and

3.	agrees to be bound by all the terms and conditions of the Documents.

Dated:

[INSERT]

CERTIFICATION OF MARITAL STATUS

I hereby certify that I am not married.

[INSERT]

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